EXHIBIT 10.30

Drafted, drawn & prepared for or by,

Recording requested by, and

When recorded return to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, North Carolina 28202

Attention: James P. Carroll, Esq.

Facsimile: (704) 348-5200

DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND

SECURITY AGREEMENT (AND FIXTURE FILING)

Parties to the Document:

TRUSTOR (as Borrower):	IIT INLAND EMPIRE – 3700 INDIAN AVENUE LP

BENEFICIARY (as Lender):	WELLS FARGO BANK, NATIONAL ASSOCIATION

TRUSTEE:	CHICAGO TITLE COMPANY

Property: 3700 Indian Avenue, Riverside County, Perris, California

DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING)

THIS DEED OF TRUST AND ABSOLUTE ASSIGNMENT OF RENTS AND LEASES AND SECURITY AGREEMENT (AND FIXTURE FILING) (this “Deed of Trust”), dated as of December 29, 2010 is made by IIT INLAND EMPIRE – 3700 INDIAN AVENUE LP, a Delaware limited partnership (“Trustor”), with a mailing address at c/o Industrial Income Operating Partnership LP, 518 17th Street, Suite 1700, Denver, Colorado 80202, Attention: Lainie Minnick and General Counsel to CHICAGO TITLE COMPANY, a California corporation (“Trustee”), with a mailing address at 700 S. Flower Street, Suite 800, Los Angeles, California 90017 for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, with a mailing address at Wells Fargo Center, 1901 Harrison Street, 2nd Floor, MAC A0227-020, Oakland, California 94612 (“Beneficiary”).

R E C I T A L S

A.	Trustor, as “Borrower”, proposes to borrow from Beneficiary, and Beneficiary proposes to lend to Trustor, the principal sum of FORTY-FIVE MILLION AND 00/100THS DOLLARS ($45,000,000.00) (together with any amendments, supplements, replacements, extensions and/or modifications thereof, the “Loan”), pursuant to the terms and conditions of that certain Loan Agreement of even date herewith (the “Loan Agreement”), by and between Trustor and Beneficiary. The Loan is evidenced by that certain Promissory Note (Secured) of even date herewith (together with any amendments, supplements, replacements, extensions and/or modifications thereof, the “Note”) executed by Trustor (and the other parties thereto), payable to the order of Beneficiary, in the principal amount of the Loan. The final Maturity Date of the Loan is no later than January 1, 2021.

B.	The loan documents include this Deed of Trust, the Loan Agreement, the Note and the other documents described in the Loan Agreement as Loan Documents (collectively, the “Loan Documents”).

ARTICLE 1. DEED OF TRUST

1.1	GRANT. For the purposes of and upon the terms and conditions of this Deed of Trust, Trustor irrevocably grants, bargains, sells, conveys and assigns to Trustee, for the benefit of Beneficiary, with power of sale and right of entry and possession, all estate, right, title and interest which Trustor now has or may hereafter acquire in, to, under or derived from any or all of the following:

a. That real property (the “Land”) located in the city of Perris, county of Riverside, state of California and more particularly described on Exhibit A attached hereto;

b. All appurtenances, easements, rights of way, water and water rights, (including but not limited to wells, canals, and reservoirs) pumps, pipes, flumes and ditches and ditch rights, water stock, ditch and/or reservoir stock or interests, royalties, development rights and credits, air rights, minerals, oil rights, and gas rights, and any fixtures or evidence related thereto, whether now or later used or useful in connection with, appurtenant to or related to the Land, whether appropriated or unappropriated, tributory or non-tributory, and decreed or undecreed;

c. All buildings, structures, facilities, other improvements and fixtures now or hereafter located on the Land (collectively, the “Improvements”);

d. All apparatus, equipment, machinery and appliances and all accessions thereto and renewals and replacements thereof and substitutions therefor used in the operation or occupancy of the Land, it being intended by the parties that all such items shall be conclusively considered to be a part of the Land, whether or not attached or affixed to the Land;

e. All land lying in the right-of-way of any street, road, avenue, alley or right-of-way opened, proposed or vacated, and all sidewalks, strips and gores of land adjacent to or used in connection with the Land;

f. All additions and accretions to the property described above;

g. All licenses, authorizations, certificates, variances, consents, approvals and other permits now or hereafter pertaining to the Land and all estate, right, title and interest of Trustor in, to, under or derived from all trade names or business names relating to the Land or the present or future development, construction, operation or use of the Land; and

h. All proceeds of any of the foregoing.

All of the property described above is hereinafter collectively defined as the “Property.” The listing of specific rights or property shall not be interpreted as a limitation of general terms.

ARTICLE 2. OBLIGATIONS SECURED

2.1	OBLIGATIONS SECURED. Trustor makes the foregoing grant and assignment for the purpose of securing the following obligations (collectively, the “Secured Obligations”):

a. Full and punctual payment to Beneficiary of all sums at any time owing under the Note;

b. Payment and performance of all covenants and obligations of Trustor under this Deed of Trust including, without limitation, indemnification obligations and advances made to protect the Property;

c. Payment and performance of all additional covenants and obligations of Trustor under the Loan Agreement and the other Loan Documents, excluding, however, the Environmental Indemnity and any an all obligations of Borrower thereunder;

d. Payment and performance of all future advances and other obligations that the then record owner of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Beneficiary, when the obligation is evidenced by a writing which recites that it is secured by this Deed of Trust;

e. All interest and charges on all obligations secured hereby including, without limitation, prepayment charges, late charges and loan fees as expressly set forth in the Loan Documents; and

f. All modifications, extensions and renewals of any of the obligations secured hereby, however evidenced, including, without limitation: (i) modifications of the required principal payment dates or interest payment dates or both, as the case may be, deferring or accelerating payment dates wholly or partly; and (ii) modifications, extensions or renewals at a different rate of interest whether or not any such modification, extension or renewal is evidenced by a new or additional promissory note or notes.

2.2	OBLIGATIONS. The term “obligations” is used herein in its broadest and most comprehensive sense and shall be deemed to include, without limitation, all interest and charges, prepayment charges, late charges and loan fees at any time accruing or assessed on any of the Secured Obligations.

2.3	INCORPORATION. All terms and conditions of the Loan Agreement, the Note and all other Loan Documents are incorporated herein by this reference. All persons who may have or acquire an interest in the Property shall be deemed to have notice of the terms of the Secured Obligations and to have notice that the rate of interest on one or more Secured Obligation may vary from time to time.

2.4	NOTICE: This Deed of Trust secures credit in the amount of up to $45,000,000.00. Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

ARTICLE 3. ABSOLUTE ASSIGNMENT OF RENTS AND LEASES

3.1	ASSIGNMENT. Trustor irrevocably and absolutely assigns to Beneficiary all of Trustor’s right, title and interest in, to and under: (a) all present and future leases of the Property or any portion thereof, all licenses and agreements relating to the management, leasing or operation of the Property or any portion thereof, and all other agreements of any kind relating to the use or occupancy of the Property or any portion thereof, whether such leases, licenses and agreements are now existing or entered into after the date hereof, including the Leases as such term is defined in the Loan Agreement (collectively, the “Leases”); and (b) all rents, income, issues, revenues and profits arising from the Property and the Leases and any renewals thereof and together with all rents, income, issues and profits from the use, enjoyment and occupancy of the Property (including, but not limited to, minimum rents, additional rents, percentage rents, deficiency rents, security deposits, all fees, sums or charges payable in connection with a modification, termination or settlement of a Lease or related Lease guaranty, all liquidated damages following default beyond all applicable notice and cure rights under any Leases, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Property, all of Trustor’s rights to recover monetary amounts from any tenant (as hereinafter defined) in bankruptcy including, without limitation, rights of recovery for use and occupancy and damage claims arising out of Lease defaults beyond all applicable notice and cure rights, including rejection of a Lease, together with any sums of money that may now or at any time hereafter be or become due and payable to Trustor by virtue of any and all royalties, overriding royalties, bonuses, delay rentals and any other amount of any kind or character arising under any and all present and all future oil, gas and mining Leases covering the Property or any part thereof, and all proceeds and other amounts paid or owing to Trustor under or pursuant to any and all contracts and bonds relating to the construction, erection or renovation of the Property (collectively, the “Payments”). The term “Leases” shall also include all guarantees of and security for the tenants’ performance thereunder, and all amendments, extensions, renewals or modifications thereto which are permitted hereunder. This is a present and absolute assignment, not an assignment for security purposes only, and Beneficiary’s right to the Leases and Payments is not contingent upon, and may be exercised without possession of, the Property. The assignment of the rents herein granted is not a pledge of rents but is an absolute assignment of all rents, issues, profits, leases now or hereafter arising from the ownership, occupancy or use of the Property and is primary security for the Secured Obligations and shall be effective from the date hereof and not just in the event of a Default (as such term is defined in the Loan Agreement). The rights of Beneficiary to collect and receive the rents assigned hereunder or to exercise any of the rights or powers herein granted to Beneficiary shall, to the extent not prohibited by law, extend from the date hereof through the filing of any suit to foreclose the lien of this Deed of Trust, the obtaining of any judgment foreclosing the lien of this Deed of Trust, and any period allowed by law for the redemption of the Property after any foreclosure sale.

3.2

GRANT OF LICENSE. Beneficiary confers upon Trustor a revocable license (the “License”) to collect and retain the Payments as they become due and payable and to administer the Leases pursuant to the terms thereof, until the occurrence and continuance of a Default. During the continuance of a Default, the License shall be automatically revoked and Beneficiary may collect and apply the Payments pursuant to the terms hereof without notice and without taking possession of the Property. Notwithstanding the foregoing, Beneficiary shall give prompt written notice to Trustor of Beneficiary’s revocation of the License. All Payments thereafter collected by Trustor shall be held by Trustor as trustee under a constructive trust for the benefit of Beneficiary. The License shall automatically be reinstated upon the cure of any such Default. Trustor hereby irrevocably authorizes and directs the tenants under the Leases to rely upon and comply with any notice or demand by Beneficiary for the payment to Beneficiary of any rental or other sums which may at any time become due under the Leases, or for the performance of any of the tenants’ undertakings under the Leases, and the tenants shall have no right or duty to inquire as to whether any Default has actually occurred or is then existing. Trustor hereby relieves the tenants from any liability to Trustor by reason of relying upon and complying with any such notice or demand by Beneficiary. Beneficiary may apply any Payments so collected by Beneficiary against any Secured Obligation in accordance with the terms and provisions of the Loan Agreement and the Cash Management Agreement. Collection of any Payments by Beneficiary shall not cure or waive any Default or notice of Default or invalidate any acts done pursuant to such notice. If and when no Default exists, Beneficiary shall re-confer the License upon Trustor until the occurrence and continuance of another Default.

3.3	EFFECT OF ASSIGNMENT. The foregoing irrevocable assignment shall not cause Beneficiary to be: (a) a mortgagee in possession; (b) responsible or liable for the control, care, management or repair of the Property or for performing any of the terms, agreements, undertakings, obligations, representations, warranties, covenants and conditions of the Leases; (c) responsible or liable for any waste committed on the Property by the tenants under any of the Leases or by any other parties; for any dangerous or defective condition of the Property; or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee, invitee or other person; or (d) responsible for or impose upon Beneficiary any duty to produce rents or profits. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (1) the exercise or failure to exercise any of the rights, remedies or powers granted to Beneficiary hereunder; or (2) the failure or refusal of Beneficiary to perform or discharge any obligation, duty or liability of Trustor arising under the Leases.

ARTICLE 4. SECURITY AGREEMENT AND FIXTURE FILING

4.1	SECURITY INTEREST. Trustor grants and assigns to Beneficiary a security interest to secure payment and performance of all of the Secured Obligations, in all of the following described personal property in which Trustor now or at any time hereafter has any interest (“Collateral”):

All goods, building and other materials, supplies, work in process, equipment, machinery, fixtures, furniture, furnishings, signs and other personal property, wherever situated, which are or are to be incorporated into, used in connection with or appropriated for use on the Property; all agreements, contracts, certificates, instruments, franchises, permits, licenses and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or respecting any business or activity conducted on the Land and any part thereof and all right, title and interest of Trustor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Trustor thereunder, including but not limited to amounts received by Trustor pursuant to Section 35 of the PSA; all rents, issues, income, revenue, deposits and profits of the Property; all inventory, accounts, cash receipts, deposit accounts, impounds, accounts receivable, contract rights, general intangibles, software, chattel paper, instruments, documents, promissory notes, drafts, letters of credit, letter of credit rights, supporting obligations, insurance policies, insurance and condemnation awards and proceeds, any other rights to the payment of money, trade names, trademarks and service marks arising from or related to the Property or any business now or hereafter conducted thereon by Trustor; all permits, consents, approvals, licenses, authorizations and other rights granted by, given by or obtained from, any governmental entity with respect to the Property; all deposits or other security now or hereafter made with or given to utility companies by Trustor with respect to the Property; all advance payments of insurance premiums made by Trustor with respect to the Property; all plans, drawings and specifications relating to the Property; all loan funds held by Beneficiary, whether or not disbursed; all funds deposited with Beneficiary pursuant to any Loan Document; all reserves, deferred payments, deposits, accounts, refunds, cost savings and payments of any kind related to the Property or any portion thereof, including, without limitation, all Impounds; together with all replacements and proceeds of, and additions and accessions to, any of the foregoing, and all books, records and files relating to any of the foregoing.

As to all of the above-described personal property which is or which hereafter becomes a “fixture” under applicable law, this Deed of Trust constitutes a fixture filing under the California Uniform Commercial Code as amended or recodified from time to time (the “UCC”).

4.2	COVENANTS. Trustor agrees: (a) to execute and deliver such documents as Beneficiary deems reasonably necessary to create, perfect and continue the security interests contemplated hereby; (b) not to change its name, and, as applicable, its chief executive offices, its principal residence or the jurisdiction in which it is organized without giving Beneficiary at least thirty (30) days’ prior written notice thereof; and (c) to cooperate with Beneficiary in perfecting all security interests granted herein and in obtaining such agreements from third parties as Beneficiary deems reasonably necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of Beneficiary’s rights hereunder.

4.3	RIGHTS OF BENEFICIARY. In addition to Beneficiary’s rights as a “Secured Party” under the UCC, Beneficiary may, but shall not be obligated to, at any time without notice and at the expense of Trustor: (a) give notice to any person of Beneficiary’s rights hereunder and enforce such rights at law or in equity; (b) insure, protect, defend and preserve the Collateral or any rights or interests of Beneficiary therein; and (c) subject to the rights of tenants under the Leases, inspect the Collateral. Notwithstanding the above, in no event shall Beneficiary be deemed to have accepted any property other than cash in satisfaction of any obligation of Trustor to Beneficiary unless Beneficiary shall make an express written election of said remedy under the UCC or other applicable law.

4.4	RIGHTS OF BENEFICIARY UPON DEFAULT. Upon the occurrence and during the continuance of a Default, then in addition to all of Beneficiary’s rights as a “Secured Party” under the UCC or otherwise at law:

a. Disposition of Collateral. Beneficiary may: (i) upon written notice, require Trustor to assemble any or all of the Collateral and make it available to Beneficiary at a place designated by Beneficiary; (ii) without prior notice but subject to the rights of tenants under the Leases, enter upon the Property or other place where the Collateral may be located and take possession of, collect, sell, lease, license and otherwise dispose of the Collateral, and store the same at locations acceptable to Beneficiary at Trustor’s expense; or (iii) sell, assign and deliver the Collateral at any place or in any lawful manner and bid and become purchaser at any such sales; and

b. Other Rights. Beneficiary may, for the account of Trustor and at Trustor’s expense: (i) operate, use, consume, sell, lease, license or otherwise dispose of the Collateral as Beneficiary deems appropriate for the purpose of performing any or all of the Secured Obligations; (ii) enter into any agreement, compromise or settlement including insurance claims, which Beneficiary may deem desirable or proper with respect to any of the Collateral; and (iii) endorse and deliver evidences of title for, and receive, enforce and collect by legal action or otherwise, all indebtedness and obligations now or hereafter owing to Trustor in connection with or on account of any or all of the Collateral.

Trustor acknowledges and agrees that a disposition of the Collateral in accordance with Beneficiary’s rights and remedies as heretofore provided is a disposition thereof in a commercially reasonable manner and that five (5) days’ prior notice of such disposition is commercially reasonable notice. Beneficiary shall have no obligation to process or prepare the Collateral for sale or other disposition. In disposing of the Collateral, Beneficiary may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any sale or other disposition of the Collateral may be applied by Beneficiary first to the reasonable expenses incurred by Beneficiary in connection therewith, including, without limitation, reasonable attorneys’ fees and disbursements, and then to the payment of the Secured Obligations, in such order of application as Beneficiary may from time to time elect.

4.5	POWER OF ATTORNEY. Trustor hereby irrevocably appoints Beneficiary as Trustor’s attorney-in-fact (such agency being coupled with an interest), and as such attorney-in-fact, during the continuance of a Default, Beneficiary may, without the obligation to do so, in Beneficiary’s name, Trustee’s name or in the name of Trustor, at any time hereafter and/or during the term of the Loan, prepare, execute, file and record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve any of Beneficiary’s security interests and rights in or to the Collateral, and upon the continuance of a Default, take any other action required of Trustor; provided, however, that Beneficiary as such attorney-in-fact shall be accountable only for such funds as are actually received by Beneficiary.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES

5.1	REPRESENTATIONS AND WARRANTIES. Trustor represents and warrants to Beneficiary that, to Trustor’s current actual knowledge after reasonable investigation and inquiry, the following statements are true and correct as of the Effective Date:

a. Title. Trustor lawfully holds and possesses marketable fee simple title to the Property subject to the Permitted Encumbrances, without limitation on the right to encumber same. This Deed of Trust is a first lien on the Property prior and superior to all other liens and encumbrances on the Property except: (i) liens for real estate taxes and assessments not yet due and payable; (ii) senior exceptions previously approved by Beneficiary and shown in the title insurance policy insuring the lien of this Deed of Trust and any other Permitted Encumbrances; and (iii) other matters, if any, previously disclosed to Beneficiary by Trustor in a writing specifically referring to this representation and warranty. None of the senior encumbrances noted herein above to this Deed of Trust materially and adversely interferes with the current use of the Property, the security intended to be provided by the Deed of Trust, or the Trustor’s ability to pay the Secured Obligations when and as due or the value of the Property.

b. Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to any such liens) affecting the Property which are or may be prior to or equal to the lien of this Deed of Trust.

c. Encroachments. Except as shown in the survey previously delivered to Beneficiary, none of the Improvements which were included for the purpose of determining the appraised value of the Property lies outside of the boundaries or building restriction lines of the Property and no buildings or other improvements located on adjoining properties encroach upon the Property.

d. Collateral. Trustor has good title to the existing Collateral, free and clear of all liens and encumbrances except those, if any, previously disclosed to Beneficiary by Trustor or the title company in writing. Trustor’s chief executive office (or principal residence, if applicable) is located at the address shown on page 1 of this Deed of Trust. Trustor is an organization organized solely under the laws of the State of Delaware. All organizational documents of Trustor delivered to Beneficiary are complete and accurate in every material respect. Trustor’s legal name is exactly as shown on page 1 of this Deed of Trust.

e. Condition of Property. Except as shown in the property condition report or other engineering reports previously delivered to or obtained by Beneficiary, the Property is in good condition and repair and is free from any damage that would materially and adversely affect the value of the Property as security for the Loan or the intended use of the Property.

f. Wetlands. No part of the Property consists of or is classified as wetlands, tidelands or swamp and overflow lands.

g. Flood Designation. No part of the Property is included in any area identified by the Secretary of Housing and Urban Development pursuant to the Flood Disaster Protection Act of 1973, as amended, as an area having special flood hazards.

h. Property Taxes and Other Liabilities. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, and ground rents, if any, which previously became due and owing in respect of the Property have been paid. No unpaid assessments for public improvements or assessments otherwise affecting the Property currently exist or, to Trustor’s knowledge, are pending, nor are improvements contemplated to the Property that may result in any such assessments.

i. Condemnation. There is no proceeding pending or, to Trustor’s knowledge, threatened for the total or partial condemnation of the Property.

j. Separate Tax Parcel(s). The Property is assessed for real estate tax purposes as one or more wholly independent tax parcels, separate from any other real property, and no other real property is assessed and taxed together with the Property or any portion thereof.

k. Access. As shown on the survey of the Property delivered to Beneficiary, the Property is served by and has unimpeded access to and from one or more public streets or thoroughfares or is benefited by easements, rights-of-way or other rights providing service and unimpeded access to and from one or more public streets or thoroughfares.

l. Utilities; Water; Sewer. The Property is served by all utilities required for the current or contemplated use thereof. All utility service is provided by public utilities and the Property has accepted or is equipped to accept such utility service. The Property is served by public water and sewer systems.

m. Loan Agreement. Trustor hereby reaffirms and incorporates herein all representations and warranties of Trustor set forth in the Loan Agreement and in the other Loan Documents.

ARTICLE 6. RIGHTS AND DUTIES OF THE PARTIES

6.1	MAINTENANCE AND PRESERVATION OF THE PROPERTY. Trustor shall (or cause the following): (a) keep the Property in good condition and repair; (b) complete or restore promptly and in workmanlike manner the Property or any part thereof which may be damaged or destroyed; (c) comply and cause the Property to comply with (i) all applicable laws, ordinances, regulations and standards, (ii) all covenants, conditions, restrictions and equitable servitudes, whether public or private, of every kind and character encumbering the Property and (iii) all requirements of insurance companies and any bureau or agency which establishes standards of insurability, which laws, covenants or requirements affect the Property and pertain to acts committed or conditions existing thereon, including, without limitation, any work of alteration, improvement or demolition as such applicable laws, covenants or requirements mandate; (d) operate and manage the Property at all times in a professional manner and do all other acts which from the character or use of the Property may be deemed reasonably necessary in Trustor’s reasonable prudent business judgment to maintain and preserve the Property; (e) promptly after execution, deliver to Beneficiary a copy of any management agreement concerning the Property and all amendments thereto and waivers thereof; and (f) execute and acknowledge all further documents, instruments and other papers as Beneficiary deems reasonably necessary or appropriate to preserve, continue, perfect and enjoy the benefits of this Deed of Trust and perform Trustor’s obligations, including, without limitation, statements of the amount secured hereby then owing and statements of no offset. Trustor shall not: (1 remove or demolish all or any material part of the Property; (2)except in accordance with Section 7.17 of the Loan Agreement, alter all or any portion of the Property; (3) initiate or acquiesce in any change in any zoning or other land classification which affects the Property; (4) materially alter the type of occupancy or use of all or any part of the Property; or (5) commit or permit physical waste of the Property.

6.2	LIENS, ENCUMBRANCES AND CHARGES. Trustor shall immediately discharge by bonding or otherwise any lien, charge or other encumbrance which attaches to the Property in violation of Section 15 of the Loan Agreement. Subject to Trustor’s right to contest such matters under this Deed of Trust or as expressly permitted in the Loan Documents, Trustor shall pay when due all obligations secured by or reducible to liens and encumbrances which shall now or hereafter encumber or appear to encumber all or any part of the Property or any interest therein, whether senior or subordinate hereto, including, without limitation, all claims for work or labor performed, or materials or supplies furnished, in connection with any work of demolition, alteration, repair, improvement or construction of or upon the Property, except such as Trustor may in good faith contest or as to which a bona fide dispute may arise (provided provision is made to the satisfaction of Beneficiary for eventual payment thereof in the event that Trustor is obligated to make such payment and that any recorded claim of lien, charge or other encumbrance against the Property is immediately discharged by bonding or otherwise).

6.3	TAXES AND OTHER LIABILITIES. Trustor shall pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real and personal and including federal and state income taxes and state and local property taxes and assessments. Trustor shall promptly provide to Beneficiary copies of all tax and assessment notices pertaining to the Property.

6.4	IMPOUNDS. Trustor shall deposit and fund the Impounds in accordance with the terms and conditions of the Loan Agreement.

6.5	DEFENSE AND NOTICE OF LOSSES, CLAIMS AND ACTIONS. Trustor shall protect, preserve and defend the Property and title to and right of possession of the Property, the security of this Deed of Trust and the rights and powers of Beneficiary and Trustee hereunder at Trustor’s sole expense against all adverse claims, whether the claim: (a) is against a possessory or non-possessory interest; (b) arose prior or subsequent to the Effective Date; or (c) is senior or junior to Trustor’s or Beneficiary’s rights. Trustor shall give Beneficiary and Trustee prompt notice in writing of the assertion of any written claim, of the filing of any action or proceeding, of the occurrence of any material damage to the Property pursuant to Section 12.7(a) of the Loan Agreement and of any condemnation offer or action pursuant to Section 12.7(a) of the Loan Agreement.

6.6	RIGHT OF INSPECTION. Subject to the rights of tenants, Beneficiary and its independent contractors, agents and employees may enter the Property from time to time at any reasonable time and subject to the rights of tenants under the Leases for the purpose of inspecting the Property and ascertaining Trustor’s compliance with the terms of this Deed of Trust. Beneficiary shall use commercially reasonable efforts to assure that Beneficiary’s entry upon and inspection of the Property shall not materially and unreasonably interfere with the business or operations of Trustor or Trustor’s tenants on the Property.

6.7	DUE ON SALE/ENCUMBRANCE. The Loan is subject to the due on sale, transfer and encumbrance provisions contained in the Loan Agreement.

6.8	POWERS OF BENEFICIARY. From time to time and without affecting the personal liability of any person for payment of any indebtedness or performance of any of the Secured Obligations, Beneficiary may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join in granting any easement on the Property; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the enforcement of the rights and remedies available hereunder, and Beneficiary may obtain orders or decrees directing or confirming or approving acts in the enforcement of said remedies. Beneficiary has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor or Beneficiary shall be a party) unless held or commenced and maintained by Beneficiary under this Deed of Trust.

6.9	EXCULPATION. Beneficiary shall not directly or indirectly be liable to Trustor or any other person as a consequence of: (a) the exercise of the rights, remedies or powers granted to Beneficiary in this Deed of Trust; (b) the failure or refusal of Beneficiary to perform or discharge any obligation or liability of Trustor under any agreement related to the Property or under this Deed of Trust; or (c) any loss sustained by Trustor or any third party resulting from Beneficiary’s failure to lease the Property after a Default (as defined in the Loan Agreement) or from any other act or omission of Beneficiary in managing the Property after a Default unless the loss is caused by the willful misconduct, gross negligence or bad faith of Beneficiary and no such liability shall be asserted or enforced against Beneficiary, all such liability being expressly waived and released by Trustor.

6.10

INDEMNITY. Trustor hereby reaffirms and fully incorporates herein its indemnity obligations set forth in the Loan Agreement. In addition to the foregoing, Trustor agrees to defend, indemnify and hold harmless Trustee from and against any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (a) the making of the Loan; (b) this Deed of Trust; (c) the execution of this trust or the performance of any act required or permitted hereunder or by law; (d) any failure of Trustor to perform Trustor’s obligations under this Deed of Trust or the other Loan Documents; (e) any act or omission by Trustor or any contractor, agent, employee or representative of Trustor with respect to the Property; or (f) any claim, loss, damage, cost, expense or liability directly or indirectly arising out of: (i) the use, generation, manufacture, storage, treatment, release, threatened release, discharge, disposal, transportation or presence of any Hazardous Materials (as defined in the Loan Agreement) which are found in, on, under or about the Property (including, without limitation, underground contamination); or (ii) the breach of any covenant, representation or warranty of Trustor regarding Hazardous Materials or condition of the Property set forth in the Loan Agreement and/or herein. This indemnity shall include, without limitation: (aa) all actual damages incurred or suffered directly by Trustee (including, without limitation, any third party tort claims or governmental claims, fines or penalties against the Trustee), expressly excluding all consequential damages; (bb) all reasonable third party court costs and reasonable attorneys’ fees (including, without limitation, expert witness fees), paid or actually incurred by the Trustee; and (cc) the costs, whether foreseeable or unforeseeable, of any investigation, repair, cleanup or detoxification of the Property which is required by any governmental entity or is otherwise necessary to render the Property in compliance with all laws and regulations pertaining to Hazardous Materials. The foregoing to the contrary notwithstanding, this indemnity shall not include any claim, loss, damage, cost, expense or liability directly or indirectly to the extent it arises out of the gross negligence or willful misconduct of the Trustee, or with respect to the matters set forth in clause (f) above, any claim, loss, damage, cost, expense or liability incurred by the Trustee resulting from the introduction and initial release of Hazardous Materials on the Property first occurring after the transfer of title to the Property at a foreclosure sale under this Deed of Trust, either pursuant to judicial decree or the power of sale, or by deed in lieu of such foreclosure. Trustor shall pay promptly upon Trustee’s demand any amounts owing under this indemnity together with interest from the date of written demand thereof until paid at the rate of interest applicable to the principal balance of the Note as specified therein. Trustor agrees to use legal counsel reasonably acceptable to Trustee in any action or proceeding arising under this indemnity.

THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE TERMINATION AND/OR RECONVEYANCE OR RELEASE AND/OR DISCHARGE OF THIS DEED OF TRUST, BUT TRUSTOR’S LIABILITY UNDER THIS INDEMNITY SHALL BE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE LOAN AGREEMENT ENTITLED “BORROWER’S LIABILITY.”

6.11	RELEASES, EXTENSIONS, MODIFICATIONS AND ADDITIONAL SECURITY. Without notice to or the consent, approval or agreement of any persons or entities having any interest at any time in the Property or in any manner obligated under the Secured Obligations (collectively, the “Interested Parties”), Beneficiary may, from time to time: (a) fully or partially release any person or entity from liability for the payment or performance of any Secured Obligation; (b) extend the maturity of any Secured Obligation; (c) make any agreement with Trustor increasing the amount or otherwise altering the terms of any Secured Obligation; (d) accept additional security for any Secured Obligation; or (e) release all or any portion of the Property, Collateral and other security for any Secured Obligation. None of the foregoing actions shall release or reduce the personal liability of any of said Interested Parties, or release or impair the priority of the lien of this Deed of Trust upon the Property.

6.12	RELEASE. Upon payment in full of the Secured Obligations (including, without limitation, repayment in full of the principal, interest and other amounts owing under the Note), and all obligations, if any, of Beneficiary for future advances have been terminated, then, and in that event only, Beneficiary shall release, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any release executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the release may describe the grantee as “the person or persons legally entitled thereto”. Beneficiary shall not have any duty to determine the rights of persons claiming to be rightful grantees of any release. When the Property has been fully released, the last such release shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

6.13	SUBROGATION. Beneficiary shall be subrogated to the lien of all encumbrances, whether released of record or not, paid in whole or in part by Beneficiary pursuant to this Deed of Trust or by the proceeds of any loan secured by this Deed of Trust.

6.14	ACCEPTANCE OF TRUST; POWERS AND DUTIES OF TRUSTEE. Trustee accepts this trust when this Deed of Trust is recorded. From time to time upon written request of Beneficiary and presentation of this Deed of Trust, or a certified copy thereof, for endorsement, and without affecting the personal liability of any person for payment of any indebtedness or performance of any Secured Obligation, Trustee may, without liability therefor and without notice: (a) reconvey all or any part of the Property; (b) consent to the making of any map or plat of the Property; (c) join in granting any easement on the Property; (d) join in any declaration of covenants and restrictions; or (e) join in any extension agreement or any agreement subordinating the lien or charge of this Deed of Trust. Nothing contained in the immediately preceding sentence shall be construed to limit, impair or otherwise affect the rights of Trustor in any respect. Except as may otherwise be required by applicable law, Trustee or Beneficiary may from time to time apply to any court of competent jurisdiction for aid and direction in the execution of the trusts hereunder and the enforcement of the rights and remedies available hereunder, and Trustee or Beneficiary may obtain orders or decrees directing or confirming or approving acts in the execution of said trusts and the enforcement of said remedies. Trustee has no obligation to notify any party of any pending sale or any action or proceeding (including, without limitation, actions in which Trustor, Beneficiary or Trustee shall be a party) unless held or commenced and maintained by Trustee under this Deed of Trust. Trustee shall not be obligated to perform any act required of it hereunder unless the performance of the act is requested in writing and Trustee is reasonably indemnified and held harmless against loss, cost, liability and expense.

6.15	COMPENSATION OF TRUSTEE. Trustor shall pay to Trustee reasonable compensation and reimbursement for services and expenses in the administration of this trust, including, without limitation, reasonable attorneys’ fees. Trustor shall pay all indebtedness arising under this Section immediately upon demand by Trustee or Beneficiary together with interest thereon from the date of written demand thereof at the rate of interest then applicable to the principal balance of the Note as specified therein.

6.16	SUBSTITUTION OF TRUSTEE. From time to time, by a writing signed and acknowledged by Beneficiary and recorded in the Office of the Recorder of the County in which the Property is situated, Beneficiary may appoint another trustee to act in the place and stead of Trustee or any successor. Such writing shall set forth any information required by law. The recordation of such instrument of substitution shall discharge Trustee herein named and shall appoint the new trustee as the trustee hereunder with the same effect as if originally named trustee herein. A writing recorded pursuant to the provisions of this Section shall be conclusive proof of the proper substitution of such new trustee.

6.17	RECONVEYANCE. Upon Beneficiary’s written request, and upon surrender of this Deed of Trust or certified copy thereof and any note, instrument or instruments setting forth all obligations secured hereby to Trustee for cancellation, Trustee shall reconvey, without warranty, the Property or that portion thereof then held hereunder. The recitals of any matters or facts in any reconveyance executed hereunder shall be conclusive proof of the truthfulness thereof. To the extent permitted by law, the reconveyance may describe the grantee as “the person or persons legally entitled thereto”. Neither Beneficiary nor Trustee shall have any duty to determine the rights of persons claiming to be rightful grantees of any reconveyance. When the Property has been fully reconveyed, the last such reconveyance shall operate as a reassignment of all future rents, issues and profits of the Property to the person or persons legally entitled thereto.

ARTICLE 7. REMEDIES

7.1	RIGHTS AND REMEDIES. In addition to the rights and remedies set forth in the Loan Agreement, at any time after and during the continuance of a Default, Beneficiary shall have all of the following rights and remedies:

a. Entry on Property. With or without notice, and without releasing Trustor from any Secured Obligation, and without becoming a mortgagee in possession, to enter upon the Property from time to time and to do such acts and things as Beneficiary or Trustee deems necessary or desirable in order to inspect, investigate, assess and protect the security hereof or to cure any Default, including, without limitation: (i) to take and possess all documents, books, records, papers and accounts of Trustor and/or any non-borrower Trustor of the Property, the then owner of the Property which relate to the Property; (ii) to make, terminate, enforce or modify leases of the Property upon such terms and conditions as Beneficiary deems proper; (iii) to make repairs, alterations and improvements to the Property necessary, in Trustee’s or Beneficiary’s sole judgment, to protect or enhance the security hereof; (iv) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; (v) to pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the sole judgment of either Beneficiary or Trustee, is or may be senior in priority hereto, the judgment of Beneficiary being conclusive as between the parties hereto; (vi) to obtain insurance; (vii) to pay any premiums or charges with respect to insurance required to be carried hereunder or under any other Loan Document; (viii) to obtain a court order to enforce Beneficiary’s right to enter and inspect the Property for Hazardous Materials, in which regard the decision of Beneficiary as to whether there exists a release or threatened release of Hazardous Materials onto the Property shall be deemed reasonable and conclusive as between the parties hereto; (ix) to have a receiver appointed pursuant to applicable law to enforce Beneficiary’s rights to enter and inspect the Property for Hazardous Materials; and/or (x) to employ legal counsel, accountants, engineers, consultants, contractors and other appropriate persons to assist them;

b. Appointment of Receiver. With or without notice to Trustor and without a hearing, which are hereby waived by Trustor, to apply ex parte to a court of competent jurisdiction for and obtain appointment of a receiver of the Property as a matter of strict right, and Beneficiary’s right to collect Payments, and without regard to: (i) the adequacy of the security for the repayment of the Secured Obligations; (ii) the existence of a declaration that the Secured Obligations are immediately due and payable; or (iii) the filing of a notice of default and Trustor consents to such appointment;

c. Judicial Foreclosure; Injunction. To commence and maintain an action or actions in any court of competent jurisdiction to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of Trustor hereunder, and Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, Trustor waives the defense of laches and any applicable statute of limitations;

d. Nonjudicial Foreclosure.

(i) To cause Trustee to execute a written notice of such Default and of the election to cause the Property to be sold to satisfy the Secured Obligations. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee’s sale. When the minimum period of time required by law after such notice has elapsed, Trustee, without notice to or demand upon Trustor except as required by law, shall sell the Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as Beneficiary in its sole discretion may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither Trustor nor any other person or entity other than Beneficiary shall have the right to direct the order in which the Property is sold. Subject to requirements and limits imposed by law, Trustee may, from time to time, postpone sale of all or any portion of the Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. A sale of less than the whole of the Property or any defective or irregular sale made hereunder shall not exhaust the power of sale provided for herein. Trustee shall deliver to the purchaser at such sale a deed conveying the Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or facts shall be conclusive proof of the truthfulness thereof. Any person, including Trustee, Trustor or Beneficiary may purchase at the sale;

(ii) Upon sale of the Property at any foreclosure, Beneficiary may bid for and purchase the Property and shall be entitled to apply (as determined by Beneficiary in its sole and absolute discretion) all or any portion of the Secured Obligations as a credit against the purchase price. In determining such credit bid, Beneficiary may, but is not obligated to, take into account all or any of the following: (i) appraisals of the Property as such appraisals may be discounted or adjusted by Beneficiary in its sole and absolute underwriting discretion; (ii) expenses and costs incurred by Beneficiary with respect to the Property prior to foreclosure; (iii) expenses and costs which Beneficiary anticipates will be incurred with respect to the Property after foreclosure, but prior to resale, including, without limitation, costs of structural reports and other due diligence, costs to carry the Property prior to resale, costs of resale (e.g. commissions, attorneys’ fees, and taxes), costs of any Hazardous Materials clean-up and monitoring, costs of deferred maintenance, repair, refurbishment and retrofit, costs of defending or settling litigation affecting the Property, and lost opportunity costs (if any), including the time value of money during any anticipated holding period by Beneficiary; (iv) declining trends in real property values generally and with respect to properties similar to the Property; (v) anticipated discounts upon resale of the Property as a distressed or foreclosed property; (vi) the fact of additional collateral (if any), for the Secured Obligations; and (vii) such other factors or matters that Beneficiary (in its sole and absolute discretion) deems appropriate. In regard to the above, Trustor acknowledges and agrees that: (i) Beneficiary is not required to use any or all of the foregoing factors to determine the amount of its credit bid; (ii) this paragraph does not impose upon Beneficiary any additional obligations that are not imposed by law at the time the credit bid is made; (iii) the amount of Beneficiary’s credit bid need not have any relation to any loan-to-value ratios specified in the Loan Documents or previously discussed between Trustor and Beneficiary; and (iv) Beneficiary’s credit bid may be (at Beneficiary’s sole and absolute discretion) higher or lower than any appraised value of the Property;

e. Intentionally omitted.

f. Rights to Collateral. To exercise all rights Trustee or Beneficiary may have with respect to the Collateral under this Deed of Trust, the UCC or otherwise at law; and

g. Other Rights. To exercise such other rights as Trustee or Beneficiary may have at law or in equity or pursuant to the terms and conditions of this Deed of Trust or any of the other Loan Documents.

Any sale of Collateral hereunder shall be conducted in any manner permitted by the UCC.

7.2	APPLICATION OF FORECLOSURE SALE PROCEEDS. If any foreclosure sale is effected, Trustee shall apply the proceeds of such sale in the following order of priority, to the extent permitted under applicable law: First, to the costs, fees and expenses of exercising the power of sale and of sale, including, without limitation, the payment of trustee’s fees and attorneys’ fees permitted pursuant to applicable law; Second, to the payment of the Secured Obligations which are secured by this Deed of Trust, in such order as Beneficiary shall determine in its sole discretion; Third, to satisfy the outstanding balance of obligations secured by any junior liens or encumbrances in the order of their priority; and Fourth, to Trustor or Trustor’s successor in interest, or in the event the Property has been sold or transferred to another, to the vested owner of record at the time of the trustee’s sale.

7.3	WAIVER OF MARSHALING RIGHTS. Trustor, for itself and for all parties claiming through or under Trustor, and for all parties who may acquire a lien on or interest in the Property, hereby waives all rights to have the Property and/or any other property, including, without limitation, the Collateral, which is now or later may be security for any Secured Obligation, marshaled upon any foreclosure of this Deed of Trust or on a foreclosure of any other security for any of the Secured Obligations.

7.4	NO CURE OR WAIVER. Neither Beneficiary’s nor Trustee’s nor any receiver’s entry upon and taking possession of all or any part of the Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Secured Obligation, nor the exercise of any other right or remedy by Beneficiary or Trustee or any receiver (except as required by applicable law) shall cure or waive any Default or notice of default under this Deed of Trust, or nullify the effect of any notice of default or sale (unless all Secured Obligations then due have been paid or performed and Trustor has cured all other Defaults hereunder), or impair the status of the security, or prejudice Beneficiary or Trustee in the exercise of any right or remedy, or be construed as an affirmation by Beneficiary of any tenancy, lease or option or a subordination of the lien of this Deed of Trust, unless and until the Debt has been repaid in full as a result thereof.

7.5	PAYMENT OF COSTS, EXPENSES AND ATTORNEYS’ FEES. Trustor agrees to pay to Beneficiary promptly upon demand all third-party costs and expenses actually incurred by Trustee and Beneficiary in the enforcement of the terms and conditions of this Deed of Trust (including, without limitation, servicer costs, court costs and reasonable attorneys’ fees, whether incurred in litigation or not) with interest from the date of expenditure until said sums have been paid at the rate of interest applicable to the principal balance of the Note as specified therein.

7.6	POWER TO FILE NOTICES AND CURE DEFAULTS. Trustor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, to perform any obligation of Trustor hereunder upon the occurrence of an event, act or omission which, with notice or passage of time or both, would constitute a Default, provided Beneficiary has provided Trustor with any required written notice or cure period, as required by the Loan Agreement, provided, however, that: (a) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (b) Beneficiary shall not be liable to Trustor or any other person or entity for any failure to act under this Article 7.

ARTICLE 8. MISCELLANEOUS PROVISIONS

8.1	ADDITIONAL PROVISIONS. The Loan Documents contain or incorporate by reference the entire agreement of the parties with respect to matters contemplated herein and supersede all prior negotiations. The Loan Documents grant further rights to Beneficiary and contain further agreements and affirmative and negative covenants by Trustor which apply to this Deed of Trust and to the Property and such further rights and agreements are incorporated herein by this reference. THE OBLIGATIONS AND LIABILITIES OF TRUSTOR UNDER THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS ARE SUBJECT TO THE PROVISIONS OF THE SECTION IN THE LOAN AGREEMENT ENTITLED “BORROWER’S LIABILITY”.

8.2	NON-WAIVER. By accepting payment of any amount secured hereby after its due date or late performance of any other Secured Obligation, Beneficiary shall not waive its right against any person obligated directly or indirectly hereunder or on any Secured Obligation, either to require prompt payment or performance when due of all other sums and obligations so secured or to declare default for failure to make such prompt payment or performance. No failure by Beneficiary or Trustee to exercise any right or remedy hereunder arising upon any Default shall be construed to prejudice Beneficiary’s or Trustee’s rights or remedies upon the occurrence of any other or subsequent Default. No delay by Beneficiary or Trustee in exercising any such right or remedy shall be construed to preclude Beneficiary or Trustee from the exercise thereof at any time while that Default is continuing. No notice to nor demand on Trustor shall of itself entitle Trustor to any other or further notice or demand in similar or other circumstances.

8.3	PERMITTED CONTESTS. After prior written notice to Beneficiary, Trustor may contest, by appropriate legal or other proceedings conducted in good faith and with due diligence, the amount, validity or application, in whole or in part, of any lien, levy, tax or assessment, or any lien of any laborer, mechanic, materialman, supplier or vendor, or the application to Trustor or the Property of any law or the validity thereof, the assertion or imposition of which, or the failure to pay when due, would constitute a Default; provided that (a) Trustor pursues the contest diligently, in a manner which Beneficiary determines in its reasonable discretion is not prejudicial to Beneficiary, and does not impair the lien of this Deed of Trust; (b) the Property, or any part hereof or estate or interest therein, shall not be in any danger of being sold, forfeited or lost by reason of such proceedings; (c) in the case of the contest of any law or other legal requirement, Beneficiary shall not be in any danger of any civil or criminal liability; and (d) if reasonably required by Beneficiary, Trustor deposits with Beneficiary any funds or other forms of assurance (including a bond or letter of credit) reasonably satisfactory to Beneficiary to protect Beneficiary from the consequences of the contest being unsuccessful. Trustor’s right to contest pursuant to the terms of this provision shall in no way relieve Trustor of its obligations under the Loan or to make payments to Beneficiary as and when due.

8.4	FURTHER ASSURANCES. Trustor shall, upon demand by Beneficiary or Trustee, execute, acknowledge (if appropriate) and deliver any and all documents and instruments and do or cause to be done all further acts deemed reasonably necessary or appropriate by Beneficiary to effectuate the purposes of the Loan Documents and to further perfect any assignments contained therein.

8.5	ATTORNEYS’ FEES AND EXPENSES; ENFORCEMENT. If any attorney is engaged by Beneficiary to enforce or defend any provision of this Deed of Trust and/or any of the other Loan Documents, or as a consequence of any Default under the Loan Documents, with or without the filing of any legal action or proceeding, and including, without limitation, any fees and expenses incurred in any bankruptcy proceeding of Trustor, then Trustor shall immediately pay to Beneficiary upon demand, the amount of all reasonable third-party costs and expenses actually incurred by Beneficiary in connection therewith (including reasonable attorneys’ fees and any loan servicing and/or special servicing fees), together with interest thereon from the date of such demand until paid at the Default Rate (as defined in the Loan Agreement); provided that, if any action is commenced in connection with any of the foregoing, the party who is determined to be the prevailing party in such action shall be entitled to be paid, and the non-prevailing party shall pay to the prevailing party, all costs and expenses (including, reasonable attorneys’ fees and interest thereon as noted above) as fixed by the court. As used herein the term “prevailing party” shall mean the party which obtains the principal relief it has sought, whether by compromise settlement or judgment. If the party which commenced or instituted the action, suit or proceeding shall dismiss or discontinue it without the concurrence of the other party, such other party shall be deemed the prevailing party.

8.6	TRUSTOR AND BENEFICIARY DEFINED. The term “Trustor” includes both the original Trustor and any subsequent owner or owners of any of the Property, and the term “Beneficiary” includes the original Beneficiary and any future owner or holder, including assignees, pledges and participants, of the Note or any interest therein.

8.7	DISCLAIMERS.

a. Intentionally Deleted.

b. Relationship. The relationship of Trustor and Beneficiary under this Deed of Trust and the other Loan Documents is, and shall at all times remain, solely that of borrower and lender, and Beneficiary neither undertakes nor assumes any responsibility or duty to Trustor or to any third party with respect to the Property. Notwithstanding any other provisions of this Deed of Trust and the other Loan Documents: (i) Beneficiary is not, and shall not be construed to be, a partner, joint venturer, member, alter ego, manager, controlling person or other business associate or participant of any kind of Trustor, and Beneficiary does not intend to ever assume such status; (ii) Beneficiary does not intend to ever assume any responsibility to any person for the quality, suitability, safety or condition of the Property; and (iii) Beneficiary shall not be deemed responsible for or a participant in any acts, omissions or decisions of Trustor.

c. No Liability. Beneficiary shall not be directly or indirectly liable or responsible for any loss, claim, cause of action, liability, indebtedness, damage or injury of any kind or character to any person or property arising from any construction on, or occupancy or use of, the Property, whether caused by or arising from: (i) any defect in any building, structure, grading, fill, landscaping or other improvements thereon or in any on-site or off-site improvement or other facility therein or thereon; (ii) any act or omission of Trustor or any of Trustor’s agents, employees, independent contractors, licensees or invitees; (iii) any accident in or on the Property or any fire, flood or other casualty or hazard thereon; (iv) the failure of Trustor or any of Trustor’s licensees, employees, invitees, agents, independent contractors or other representatives to maintain the Property in a safe condition; or (v) any nuisance made or suffered on any part of the Property.

8.8	SEVERABILITY. If any provision or obligation under this Deed of Trust or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from this Deed of Trust and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of this Deed of Trust.

8.9	RELATIONSHIP OF ARTICLES. The rights, remedies and interests of Beneficiary under the Deed of Trust established by Article 1 and Article 2 and the security agreement established by Article 4, are independent and cumulative, and there shall be no merger of any lien created by the Deed of Trust with any security interest created by the security agreement. The absolute assignment of rents and leases established by Article 3 is similarly independent of and separate from the Deed of Trust and the security agreement.

8.10	MERGER. No merger shall occur as a result of Beneficiary’s acquiring any other estate in, or any other lien on, the Property unless Beneficiary consents to a merger in writing.

8.11	OBLIGATIONS OF TRUSTOR, JOINT AND SEVERAL. If more than one person has executed this Deed of Trust as “Trustor”, the obligations of all such persons hereunder shall be joint and several.

8.12	INTENTIONALLY OMITTED.

8.13	INTEGRATION; INTERPRETATION. This Deed of Trust and the other Loan Documents contain or expressly incorporate by reference the entire agreement of the parties with respect to the matters contemplated herein and supersede all prior negotiations or agreements, written or oral. This Deed of Trust shall not be modified except by written instrument executed by all parties. Any reference in this Deed of Trust to the Property or Collateral shall include all or any part of the Property or Collateral. Any reference to this Deed of Trust includes any amendments, renewals or extensions now or hereafter approved by Beneficiary in writing.

8.14	CAPITALIZED TERMS. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

8.15	SUCCESSORS IN INTEREST. The terms, covenants, and conditions contained herein and in the other Loan Documents shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties. The foregoing sentence shall not be construed to permit Trustor to assign the Loan, except as otherwise permitted under the Loan Agreement or the other Loan Documents.

8.16	ACTIONS OF THE TRUSTEE. All provisions hereof shall inure to the benefit of and all actions authorized hereunder shall be exercisable by the Trustee at Beneficiary’s request.

8.17

GOVERNING LAW. THIS DEED OF TRUST AND THE LOAN, AS A WHOLE, WAS NEGOTIATED IN THE STATE OF NEW YORK AND THE LENDER HAS SUBSTANTIAL BUSINESS OPERATIONS IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS DEED OF TRUST, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF

ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, TRUSTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS DEED OF TRUST, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS DEED OF TRUST, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

8.18	CONSENT TO JURISDICTION. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BENEFICIARY OR TRUSTOR ARISING OUT OF OR RELATING TO THIS DEED OF TRUST OR THE OTHER LOAN DOCUMENTS MAY AT BENEFICIARY’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND TRUSTOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BENEFICIARY AND TRUSTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. TRUSTOR DOES HEREBY DESIGNATE AND APPOINT:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO TRUSTOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON TRUSTOR IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. TRUSTOR (I) SHALL GIVE PROMPT NOTICE TO BENEFICIARY OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

8.19	EXHIBITS. Exhibit A is incorporated into this Deed of Trust by this reference.

8.20	ADDRESSES; REQUEST FOR NOTICE. All notices and other communications that are required or permitted to be given to a party under this Deed of Trust or the Loan Documents shall be in writing, refer to the Loan number, and shall be sent to such party, either by personal delivery, by overnight delivery service, by certified first class mail, return receipt requested, or by facsimile transmission to the addressee or facsimile number below. All such notices and communications shall be deemed effective upon receipt of such delivery or facsimile transmission. The addresses of the parties are set forth on page 1 of this Deed of Trust and the facsimile numbers for the parties are as follows:

Beneficiary:

Wells Fargo Bank, National Association

Wells Fargo Center

1901 Harrison Street, 2nd Floor

MAC A0227-020

Oakland, California 94612

Attention: Commercial Mortgage Servicing

Facsimile: 1-866-359-5952

Loan No.: 31-0910915

with a copy to:

Cadwalader, Wickersham & Taft LLP

227 West Trade Street, Suite 2400

Charlotte, North Carolina 28202

Attention: James P. Carroll, Esq.

Facsimile: (704) 348-5200

Trustee:

Chicago Title Company

700 S. Flower Street, Suite 800

Los Angeles, California 90017

Trustor:

c/o Industrial Income Operating Partnership, LP

518 17th Street, Suite 1700

Denver, Colorado 80202

Attention: Lainie Minnick and General Counsel

Facsimile: (303) 869-4602

Any Trustor whose address is set forth on page 1 of this Deed of Trust hereby requests that a copy of notice of default and notice of sale be delivered to it at that address. Failure to insert an address shall constitute a designation of Trustor’s last known address as the address for such notice. Any party shall have the right to change its address for notice hereunder to any other location within the United States by giving ten (10) days notice to the other parties in the manner set forth above.

8.21	COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which, when executed and delivered, will be deemed an original and all of which taken together, will be deemed to be one and the same instrument.

8.22	WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF TRUSTOR AND BENEFICIARY, HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS DEED OF TRUST, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS DEED OF TRUST (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY THIS DEED OF TRUST MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

8.23	STATE SPECIFIC PROVISIONS. The provisions applicable under California state law as set forth on Schedule I attached hereto shall govern with respect to this Deed of Trust to the extent of any conflict or inconsistency.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Trustor has executed this Deed of Trust as of the day and year set forth above and Trustor acknowledges receipt of a copy hereof.

TRUSTOR:

IIT INLAND EMPIRE – 3700 INDIAN AVE LP, A Delaware limited partnership

By:	IIT Inland Empire – 3700 Indian Avenue GP LLC, a Delaware limited liability company, its general partner

	By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

		By:	Industrial Income Operating Partnership LP, a Delaware limited partnership, its sole member

			By:	Industrial Income Trust Inc., a Maryland corporation, its general partner

				By:	/s/ Thomas G. McGonagle
					Name:	Thomas G. McGonagle
					Title:	CFO

ACKNOWLEDGEMENT:

STATE OF Colorado	)
) ss:
COUNTY OF Denver	)

On December 22nd, 2010, before me, Erin Pearson , a Notary Public, personally appeared Tom McGonagle , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Erin K. Pearson
Signature of Notary Public

                                         [SEAL]